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                                                                    EXHIBIT 11.1


                            FOURTH SHIFT CORPORATION
                CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                               JUNE 30                JUNE 30
                                                         ------------------     -----------------
                                                           1997       1996        1997      1996
                                                          ------     -----      --------   ------
Net Income (loss)                                            $60      $755      ($1,235)   $1,065
                                                          ------     -----      --------   ------
                                                          ------     -----      --------   ------
Weighted average number of common and common
 equivalent shares outstanding:

  Weighted average number of common shares outstanding     9,702     9,543        9,688     9,530

  Dilutive effect of stock options after application
   of the treasury stock method                               47       371           24       263
                                                          ------     -----      --------   ------
                                                           9,749     9,914        9,712     9,793
                                                          ------     -----      --------   ------
                                                          ------     -----      --------   ------
Net Income (loss) per common share                         $0.01     $0.08       ($0.13)    $0.11
                                                          ------     -----      --------   ------
                                                          ------     -----      --------   ------